UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

ASCEND ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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ASCEND ACQUISITION CORP.
435 Devon Park Drive, Bldg. 400
Wayne, Pennsylvania 19087
Telephone: 610/519-1336

SUPPLEMENTAL NOTICE OF CORRECTION OF DESCRIPTION OF PROPOSAL 1 IN
PROXY CARD RELATED TO SPECIAL MEETING OF
STOCKHOLDERS OF ASCEND ACQUISITION CORP.
TO BE HELD ON SEPTEMBER 4, 2008

This Supplemental Notice of Ascend Acquisition Corp., a Delaware corporation (the "Company"), is being sent to all stockholders of record of the Company as of the close of business on July 7, 2008 (the “Record Date”), to correct a typographical error in the description of Proposal 1 on the proxy card (the “Proxy Card”) regarding the proposal to approve the removal of the Sixth Article from the Company’s certificate of incorporation.  The Proxy Card incorrectly stated that Proposal 1 dealt with removal of the Fifth Article from the Company’s certificate of incorporation.  The Proxy Card should have stated that Proposal 1 dealt with removal of the Sixth Article from the Company’s certificate of incorporation, as did the entirety of the proxy statement.  If any stockholder has any questions with respect to this matter, he, she or it is invited to call us at 610/519-1336 to answer any questions that such stockholder may have.

By Order of the
Board of Directors,

Don K. Rice,
Chairman of the Board,
Chief Executive Officer

Wayne, Pennsylvania
August 22, 2008